                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                    BYLAWS OF

                               WEST COAST BANCORP

                     (AS AMENDED THROUGH DECEMBER 17, 2002)

                                TABLE OF CONTENTS

                                                                                                          PAGE
SECTION 1       Shareholders' Meetings.................................................................     1

    1.1      Place.....................................................................................     1

    1.2      Annual Meeting............................................................................     1

    1.3      Special Meetings..........................................................................     1

    1.4      Notices of Meetings.......................................................................     1

    1.5      Waiver of Notice..........................................................................     1

    1.6      Adjourned Meetings........................................................................     2

    1.7      Quorum of Shareholders....................................................................     2

    1.8      Voting of Shares..........................................................................     2

    1.9      Action Without Meeting....................................................................     2

    1.10     Stockholder Business......................................................................     2

SECTION 2       Board of Directors.....................................................................     3

    2.1      Number and Qualifications.................................................................     3

    2.2      Nominations for Directors.................................................................     3

    2.3      Vacancies.................................................................................     4

    2.4      Regular Meetings..........................................................................     4

    2.5      Special Meetings..........................................................................     4

    2.6      Notice of Meetings........................................................................     4

    2.7      Waiver of Notice..........................................................................     4

    2.8      Quorum of Directors; Attendance...........................................................     4

    2.9      Dissent by Directors......................................................................     5

    2.10     Action Without Meeting....................................................................     5

    2.11     Committees................................................................................     5

SECTION 3       Officers...............................................................................     6

    3.1      Officers Enumerated; Election.............................................................     6

    3.2      Qualifications............................................................................     6

    3.3      Chairman and Vice Chairman of the Board...................................................     6

    3.4      Chief Executive Officer...................................................................     6

    3.5      Co-Chief Executive Officers...............................................................     7

    3.6      President.................................................................................     7

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                          PAGE
    3.7      Co-Presidents.............................................................................     7

    3.8      Vice President............................................................................     7

    3.9      Secretary.................................................................................     7

    3.10     Treasurer.................................................................................     7

    3.11     Other Officers and Agents.................................................................     8

    3.12     Removal of Officers.......................................................................     8

    3.13     Vacancies.................................................................................     8

    3.14     Salaries..................................................................................     8

SECTION 4       Business of the Corporation............................................................     8

    4.1      Obligations...............................................................................     8

    4.2      Contracts.................................................................................     8

    4.3      Loans to Corporation......................................................................     8

    4.4      Checks and Drafts.........................................................................     8

SECTION 5       Indemnification........................................................................     8

    5.1      Definitions...............................................................................     8

    5.2      Directors and Officers....................................................................     9

    5.3      Employees and Agents......................................................................     9

    5.4      Procedure for Seeking Indemnification or Advance..........................................    10

    5.5      Contract and Related Rights...............................................................    11

    5.6      Exceptions................................................................................    12

    5.7      Service for Other Entities................................................................    13

SECTION 6       Stock..................................................................................    13

    6.1      Certificate of Stock......................................................................    13

    6.2      Transfer..................................................................................    13

    6.3      Shareholders of Record....................................................................    14

    6.4      Loss or Destruction of Certificates.......................................................    14

    6.5      Record Date and Transfer Books............................................................    14

    6.6      Regulations...............................................................................    14

SECTION 7       Books and Records......................................................................    14

    7.1      Records of the Corporate Meetings and Share Register......................................    14

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                          PAGE
    7.2      Reliance of Records.......................................................................    15

    7.3      Form of Records...........................................................................    15

SECTION 8       Corporate Seal.........................................................................    15

SECTION 9       Amendments.............................................................................    15

    9.1      Action by board...........................................................................    15

    9.2      Amendment by Shareholders.................................................................    15

    9.3      Amendments to Shareholder Quorum Requirements.............................................    15

    9.4      Amendments to board Quorum Requirements...................................................    15

                           AMENDED AND RESTATED BYLAWS
                                       OF
                               WEST COAST BANCORP

                                    SECTION 1
                             Shareholders' Meetings

         1.1 Place. Shareholders' meetings may be held at the principal office of the corporation, or at any other location within or without the State of Oregon as determined by the board of directors and stated in the notice of meeting

         1.2 Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors to succeed those whose terms then expire and for the transaction of any other business as may properly come before the meeting will be held each year on a date and at a time selected by the board of directors that is not later than five (5) months after the end of the corporation's fiscal year. Failure to hold an election of directors at the annual meeting of the shareholders within the time stated in these bylaws, through oversight or otherwise, does not affect the validity of any corporate action, and a meeting of the shareholders may be held at a later date for the election of directors and for the transaction of any other business that may properly come before the meeting. Any election held or other business transacted at a later meeting will be as valid as if done or transacted at the annual meeting of the shareholders. Any later meeting will be called in the same manner as a special meeting of the shareholders, and notice of the time, place, and purpose of the meeting will be given in the same manner as notice of a special meeting of the shareholders.

         1.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the president or by the board of directors, and shall be called by the president if one or more written demands for a meeting describing the purpose or purposes for which it is to be held are signed, dated, and delivered to the secretary by the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

         1.4 Notices of Meetings. Written notice stating the date, time, and place of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any shareholders' meeting may be given either personally or by mail, by or at the direction of the president, the secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to others as required by law. If mailed, the notice will be effective when deposited in the United States mail with postage prepaid, addressed to the shareholder at his or her address as it appears in the current records of the corporation.

         1.5 Waiver of Notice. Notice of any shareholders' meeting may be waived at any time, either before or after the meeting, if the waiver is in writing, signed by the shareholders entitled to notice, and delivered to the corporation. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         1.6 Adjourned Meetings. An adjournment or adjournments of any shareholders' meeting may be taken until the time and place determined by those present, without new notice being given, whether by reason of the failure of a quorum to attend or otherwise.

         1.7 Quorum of Shareholders. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists with respect to the matter. A majority of the votes entitled to be cast on the matter by voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter, other than the election of directors, shall be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the Oregon Business Corporation Act, the articles of incorporation, or these bylaws require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other during the meeting.

         1.8 Voting of Shares. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Any proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

         1.9 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all shareholders entitled to vote on the action and is delivered to the corporation. Once delivered, the consent resolution will have the same force and effect as a unanimous vote of the shareholders.

         1.10 Stockholder Business. At any annual meeting of the shareholders, only such business shall be conducted (other than procedural matters relating to the conduct of the meeting) as shall have been brought before the meeting (a) by or at the direction of the board of directors, (b) as specified in the notice of such meeting, or (c) by any stockholder of record of the corporation who complies with the notice procedures set forth in this
Section 1.10. For business to be properly brought before an annual meeting by any such shareholder, the shareholder must given written notice thereof to the secretary, either by personal delivery or by certified mail, postage prepaid, addressed to the secretary at the corporation's executive offices not less than sixty (60) days in advance of such meeting (provided that if the date of such annual meeting of shareholders has not been publicly announced by the corporation more than 90 days in advance of such meeting, such written notice must be given within fifteen (15) days after the first public disclosure of the date of the annual meeting, including, without limitation, disclosure of the meeting date set forth in any document or exhibit thereto filed by the corporation with the Securities and Exchange Commission). Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's stock ledger of the shareholder of record of shares of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to propose such business, and (d) any material interest of such shareholder in the proposed business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any such business was not properly brought before the meeting and in accordance with the provisions of this Section 1.10, and if he should so determine, he shall so declare to the meeting and such business not properly brought before the meeting shall not be transacted.

                                    SECTION 2
                               Board of Directors

         2.1 Number and Qualifications. The business and affairs of the corporation will be managed by a board of directors, the members of which need not be shareholders of the corporation or residents of the State of Oregon. The number of directors shall be fixed in the manner set forth in the articles of incorporation.

         2.2 Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations by the board of directors of candidates for election to the board shall be approved by at least a majority of the members of the board of directors. Any shareholder entitled to vote for the election of directors may nominate at a meeting persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by certified mail, postage prepaid, addressed to the secretary at the corporation's executive offices not later than (i) with respect to an election to be held at an annual meeting of shareholders, sixty (60) days prior to the date of such meeting (provided that if the date of such annual meeting of shareholders has not been publicly announced by the corporation more than 90 days in advance of such meeting, such written notice must be given within fifteen (15) days after the first public disclosure of the date of the annual meeting, including without limitation, disclosure of the meeting date set forth in any document or exhibit thereto filed by the corporation with the Securities and Exchange Commission), and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address, as they appear on the corporation's stock ledger of the shareholder who intends to make the nomination and the name and address of each person to be nominated; (b) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to nominate the person or persons specified in the notice as directors; (c) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission were such nominee to be nominated by the board of directors; and (e) the consent of each proposed nominee to serve as a director of the corporation if so elected. The chairman of any meeting of shareholders to elect directors may refuse to permit the nomination of any person to be made without compliance with the foregoing procedure. No person may stand for election or re-election for director if such person has attained the age of sixty-nine (69); provided that this restriction will not be applicable with respect to the election of directors at the 2003 and 2004 annual meetings of shareholders.

         2.3 Vacancies. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his earlier resignation, removal from office or death.

         2.4 Regular Meetings. Regular meetings of the board of directors will be held on the dates and at the times and places decided by the board of directors.

         2.5 Special Meetings. Special meetings of the board of directors may be held at any time and at any place whenever called by an executive officer or director of the corporation.

         2.6 Notice of Meetings. Notice of the annual or regular meetings of the board of directors is not required. Notice of the date, time, and place of special meetings of the board of directors must be given, by or at the direction of the chairman of the board, the president, the secretary, or any person or persons calling the meeting, by mail, facsimile, radio, telegram, or personal communication over the telephone or otherwise, at least two (2) days prior to the day on which the meeting is to be held. No notice need be given if the time and place of the meeting has been fixed by resolution of the board of directors and a copy of the resolution has been mailed to every director at least three (3) days before the meeting.

         2.7 Waiver of Notice. Notice of any meeting of the board of directors may be waived at any time, either before or after a meeting, if the waiver is in writing, signed by the director entitled to notice, and delivered to the corporation. Notice is waived by any director attending or participating in a meeting unless the director, at the beginning of the meeting or promptly on the director's arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

         2.8 Quorum of Directors; Attendance. A majority of the number of directors fixed in accordance with the articles of incorporation or bylaws from time to time will constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors unless a greater requirement is imposed by law, the articles of incorporation, or these bylaws. Members of the board of directors or any committee designated by the board of directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the meeting. Participation by such means will constitute presence in person at a meeting.

         2.9 Dissent by Directors. A director of the corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken will be presumed to have assented to the action unless (a) the director objects at the beginning of the meeting, or promptly on his or her arrival, to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         2.10 Action Without Meeting. Any action which may be or is required to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of a committee designated by the board of directors, may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all of the directors or all of the members of the committee, as the case may be, and is delivered to the corporation. The fully signed consent resolution will have the same force and effect as a unanimous vote.

         2.11 Committees. The board of directors, by resolution adopted by a majority of the full board of directors, shall designate from among its members an executive committee and may designate one or more other committees. Each must consist of two (2) or more persons. The committees will be governed by the same rules regarding meetings, actions without meetings, notices, waivers of notice, and quorum and voting requirements applied to the board of directors. To the extent provided in the resolution forming the committee, each committee may have and may exercise all the authority of the board of directors, except that no committee will have the authority to:

                  (a) Authorize or approve a distribution except as may be permitted by paragraph (g) below;

                  (b) Approve or propose to shareholders action required to be approved by shareholders;

                  (c) Fill vacancies on the board of directors or on any of its committees;

                  (d) Amend the articles of incorporation of the corporation except as may be necessary to document a determination of the relative rights, preferences, and limitations of a series of shares as permitted by paragraph
                  (h) below;

                  (e) Adopt, amend, or repeal the bylaws of the corporation;

                  (f) Approve a plan of merger not requiring shareholder approval;

                  (g) Authorize or approve reacquisition of shares, except within limits presented by the board of directors; or

                  (h) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or an officer of the corporation to do so:

                           1. Pursuant to a stock option or other stock compensation plan; or

                           2. By approving the maximum number of shares to be issued and delegating the authority to determine all or any part of the terms of the issuance or sale or contract of sale and the designation and relative rights, preferences, and limitations of the class or series of shares.

         The creation of delegation of authority to, or action by such a committee of the Board will not operate to relieve the board of directors, or any of its members, of any responsibility imposed by law.

                                    SECTION 3
                                    Officers

         3.1 Officers Enumerated; Election. The officers of the corporation will include a chief executive officer, president, secretary, and treasurer and one or more vice presidents, as well as any assistants to the officers as the board of directors may determine. The offices of president and chief executive officer may be held by two (2) individuals as co-presidents and co-chief executive officers. The board of directors, in its discretion, may also elect a chairman of the board and a vice chairman of the board from among the members of the board who shall not be deemed an officer of the corporation unless so designated by the board of directors. All officers will be elected by the board of directors.

         3.2 Qualifications. None of the officers of the corporation need be a director. Any two or more offices may be held by the same person.

         3.3 Chairman and Vice Chairman of the Board. The chairman of the board, if any, or, in the chairman's absence, the vice chairman of the board, if any, will preside at all meetings of the board of directors and of the shareholders at which he or she is present, and will perform any other duties assigned by the board of directors from time to time.

         3.4 Chief Executive Officer. Subject to the authority of the board of directors, the chief executive officer will have general charge, supervision, and control over the business and affairs of the corporation and will be responsible for its management. The chief executive officer shall have the power and shall perform the duties as are regularly and customarily performed by the chief executive officer of a corporation and may delegate such duties as appropriate to other officers of the corporation. The chief executive officer will submit a report of the operations of the corporation for the preceding year to the shareholders at their annual meeting. If no chairman of the board is elected by the board of directors or in the absence of the chairman of the board, the chief executive officer will preside at all meetings of the shareholders, and of the board of directors if he or she is a member of the shareholders, and of the board of directors if he or she is a member of the board. Any shares of stock of another corporation held by the corporation will be voted by the chief executive officer subject to direction from the board of directors. The chief executive officer will perform any other duties assigned to that office from time to time by the board of directors.

         3.5 Co-Chief Executive Officers. The office of chief executive officer may be shared by two (2) individuals. In the event that two persons hold office as co-chief executive officers, the co-chief executive officers shall determine between themselves those areas of which each shall have primary responsibility, it being understood that both of them shall be involved in and be responsible for all major policy decisions and both of them shall have general oversight over the business and affairs of the Combined Corporation. Any matters upon which the co-chief executive officers are unable to agree shall be referred to the Executive Committee. If one co-chief executive officer is absent or disabled, the other shall exercise all the duties of that office.

         3.6 President. The president, who also may be the chief executive officer of the corporation, shall have such authority and shall exercise such duties as shall, from time to time, be assigned to that office by the board of directors or, as appropriate, the chief executive officer.

         3.7      Co-Presidents. The office of president may be shared by two
(2) individuals, one of whom or both of whom may also be the chief executive officer or co-chief executive officers of the corporation. In the event that two persons hold office as co-presidents, the board of directors or, as appropriate, the chief executive officer or co-chief executive officers shall determine those areas of which each co-president shall have primary responsibility. Any matters upon which the co-presidents are unable to agree shall be referred to the chief executive officer or co-chief executive officers, if such person or persons are not also a co-president or co-presidents, and otherwise to the Executive Committee. If one co-president is absent or disabled, the other shall exercise all the duties of that office.

         3.8 Vice President. If the president is absent or disabled, the vice president will have and may exercise and perform the authority and duties of the president. In addition, the vice president will perform any other duties assigned to that office by the board of directors, the chief executive officer, or president from time to time. If more than one vice president is elected, the vice presidents will have the titles, seniority, and duties established for them by the board of directors.

         3.9 Secretary. The secretary will prepare and keep minutes of meetings of shareholders and directors, will be responsible for authenticating records of the corporation, and will exercise the usual authority pertaining to the office of secretary. The secretary will keep and, when proper, affix the seal of the corporation, if any, and will perform any other duties assigned to that office by the board of directors, the CEO, or president from time to time.

         3.10 Treasurer. The treasurer, who may also be the chief financial officer, will have charge and custody of and be responsible for all funds and securities of the corporation. The treasurer will deposit all such funds in the name of the corporation in the depositories or invest them in the investments designated or approved by the board of directors, and will authorize disbursements of the funds of the corporation in payment of just demands against the corporation or as may be ordered by the board of directors on securing proper vouchers. The treasurer will render to the board of directors from time to time, as may be required, an account of all transactions as treasurer; and will perform any other duties assigned to that office from time to time by the board of directors, the CEO, or president.

         3.11 Other Officers and Agents. The board of directors may appoint other officers and agents as it deems necessary or expedient. These other officers and agents will exercise the authority and perform the duties prescribed for them by the board of directors, which authority and duties may include, in the case of the other officers, one or more of the duties of the named officers of the corporation.

         3.12 Removal of Officers. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served by doing so. Removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights.

         3.13 Vacancies. Vacancies in any office arising from any cause may be filled by the board of directors at any regular or special meeting.

         3.14 Salaries. Salaries of all officers of the corporation appointed by the board of directors will be fixed by the board of directors or by a person or committee authorized by the board of directors.

                                    SECTION 4
                           Business of the Corporation

         4.1 Obligations. Any agreements or other documents requiring Board approval will be valid if approved by the Board and signed by the chief executive officer, president, or vice president and attested by the secretary or an assistant secretary

         4.2 Contracts. The board of directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation. This authority may be general or confined to specific instances.

         4.3 Loans to Corporation. No loans will be contracted on behalf of the corporation, and no evidence of indebtedness will be issued in its name, unless authorized by the board of directors. This authority may be general or confined to specific instances.

         4.4 Checks and Drafts. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation will be signed by the officer(s) or agent(s) of the corporation and in the manner prescribed from time to time by the board of directors.

                                    SECTION 5
                                 Indemnification

         5.1      Definitions. As used in this Section:

                  (a) "Act" means the Oregon Business Corporations Act, now or hereafter in force.

                  (b) "Corporation" means this corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

                  (c) "Director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan, or other enterprise. "Director" includes the estate or personal representative of a director, unless the context requires otherwise.

                  (d)      "Expenses" include counsel fees.

                  (e) "Indemnitee" means an individual made a party to a proceeding because the individual is or was a director, officer, employee, or agent of the corporation and who possesses indemnification rights pursuant to the Articles of Incorporation, these bylaws, or other corporate action. It also includes any individual entitled t indemnification pursuant to this Section. It also includes the heirs, executors, and other successors in interest of the above individuals.

                  (f) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                  (g) "Party" includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

                  (h) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal.

         5.2 Directors and Officers. The corporation will indemnify its directors and officers to the full extent permitted by the Act. However, the indemnity will not apply on account of:

                  (a) Acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of law;

                  (b) A proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or

                  (c) Any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer.

                  The corporation will advance expenses for such persons pursuant to the terms set forth in these bylaws, in a resolution of the Board of Directors, or in a contract which any such person.

         5.3 Employees and Agents. The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents of the corporation within the same scope and effect allowed by the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the corporation or by the Act or otherwise.

         5.4      Procedure for Seeking Indemnification or Advance.

                  (a) Notification and Defense of Claim. An Indemnitee will promptly notify the corporation in writing of any proceeding for which indemnification is sought under this Section. In addition, the Indemnitee will provide the corporation with information and cooperation that the corporation may reasonably require and which is within the Indemnitee's power.

         With respect to any proceeding of which the Indemnitee has notified the corporation:

                           1.       The corporation will be entitled to
                           participate in the proceeding at its own expense; and

                           2. Except as otherwise provided below, to the extent that it may wish, the corporation, jointly and any other indemnifying party similarly notified, will be entitled to assume the defense of the proceeding, with counsel satisfactory to the Indemnitee. The Indemnitee's consent to such counsel will not be unreasonably withheld.

         The corporation will not be entitled to assume the defense of any proceeding brought by or o behalf of the corporation or as to which Indemnitee has reasonably concluded that a conflict of interest may exist between the corporation and the Indemnitee in the conduct of the defense.

         After notice from the corporation to the Indemnitee of its election to assume the defense, the corporation will not be liable to the Indemnitee under this Section for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense. However, the fees and expenses of the Indemnitee's counsel will be paid by the corporation if:

                           1. The employment of counsel by the Indemnitee has been authorized by the corporation;

                           2. Indemnitee reasonably concludes that a conflict of interest may exist between the corporation and the Indemnitee in the conduct of the defense; or

                           3. The corporation did not in fact employ counsel to assume the defense of the proceeding.

                  Notwithstanding the assumption of defense by the corporation in any proceeding, the Indemnitee will continue to have the right to employ its counsel in the proceeding, at the Indemnitee's expense.

                  (b) Information Required and Determination of Indemnification. For purposes of pursuing rights to indemnification under this Section, the Indemnitee will submit to the Board an Indemnification Statement, consisting of:

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

                           1.       A sworn statement requesting
                           indemnification; and

                           2. Any evidence that the Board may reasonably request of all amounts for which indemnification is requested.

         Submission of an Indemnification Statement to the Board will create a presumption that the Indemnitee is entitled to indemnification and, if requested in accordance with the following Subsection, advancement of expenses. The corporation will, within sixty (60) calendar days after submission of the Indemnification Statement (or twenty (20) calendar days in the case of advancement of expenses), make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless within sixty (60) or twenty (20) day period the corporation determines (in the manner provided below) that the Indemnitee is not entitled to indemnification under this Section and gives the Indemnitee notice in writing of such determination, which notice will disclose with particularity the evidence on which the determination is based. Such determination will be based on clear and convincing evidence, sufficient to rebut the foregoing presumption.

         At the election of the President of the corporation, the foregoing determination may be made as provided in ORS 60.404.

         Any determination that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement will be subject to judicial review by any court of competent jurisdiction.

                  (c) Special Procedure Regarding Advances. An Indemnitee seeking payment or reimbursement of expenses in advance of a final disposition of the proceeding must furnish the corporation, as part of the Indemnification Statement, with:

                           1. A written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

                           2. A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

                  (d) Settlement. The corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without the corporation's written consent. The corporation will not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the corporation nor Indemnitee will unreasonably withhold its consent to a proposed settlement.

         5.5      Contract and Related Rights.

                  (a) Contract Rights. The right of an Indemnitee to indemnification and advancement of expenses is a contract right on which the Indemnitee will be presumed to have relied in determining to serve or continue to serve in his or her capacity with the corporation. Such right will continue as long as Indemnitee is subject to any possible proceeding. Any amendment to or repeal of this Section will not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of the Indemnitee occurring prior to the amendment or repeal.

                  (b) Optional Insurance, Contracts, and Funding. The corporation may:

                           1. Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the corporation would have power to indemnify the individual against the same liability under the Act;

                           2. Enter into contracts with any Indemnitee in furtherance of this Section and consistent with the Act; and

                           3. Create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of amounts that may be necessary to effect indemnification as provided in this Section.

                  (c)      Severability. If any provision or application of this
                  Section is invalid or unenforceable, the remainder of this Section and its remaining applications will not be affected thereby and will continue in full force and effect.

                  (d) Right of Indemnitee to Bring Suit. If a claim under this Section for indemnification is not paid in full by the corporation within sixty (60) days, or for advancement of expenses is not paid in full by the corporation within twenty
                  (20) days, after an Indemnification Statement setting forth the claim has been received by the corporation, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. To the extent such suit is successful, the Indemnitee will be entitled to recover from the corporation the expense (to be prorated if the Indemnitee is only partially successful) of prosecuting the claim.

                  Neither (1) the future of the corporation (including its Board of Directors, shareholders, or independent legal counsel) to have made a determination prior to the commencement of a proceeding that indemnification of, or reimbursement or advance of expenses to, the Indemnitee is proper in the circumstances, nor (2) an actual determination by the corporation (including its Board of Directors, shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, will create a presumption that the Indemnitee is not so entitled.

         5.6 Exceptions. Notwithstanding any other provision of this Section, the corporation will not be obligated pursuant to the terms of these bylaws to indemnify or advance expenses to Indemnitee with respect to any proceeding:

                  (a) Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right of indemnification under these bylaws or any other statute or law or as otherwise required under the Act. However, indemnification or advancement of expenses may be provided by the corporation in specific cases if the Board of Directors finds it to be appropriate.

                  (b) Lack of Good Faith. Initiated or brought voluntarily by Indemnitee to enforce or interpret these bylaws if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

                  (c) Insured Claims. For which any of the expenses or liabilities for indemnification being sought have been paid directly to Indemnitee by an insurance carrier under a policy of insurance maintained by the corporation.

                  (d) Prohibited by Law. If the corporation is prohibited by the Act, or other applicable law as then in effect from paying such indemnification and/or advancement of expenses.

         5.7 Service for Other Entities. The indemnification and advancement of expenses provided under this Section will apply to directors, officers, employees, or agents of the corporation for both (a) service in such capacities for the corporation, and (b) service at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A person is considered to be serving an employee benefit plan at the corporation's request if that person's duties to the corporation also impose duties on, or otherwise involve services by, that person to the plan or to participants or beneficiaries of the plan.

                                    SECTION 6
                                      Stock

         6.1 Certificate of Stock. Certificates of stock will be issued in numerical order. Each shareholder will be entitled to a certificate signed, either manually or in facsimile, by the president or vice president and the secretary, or by the board of directors. The certificate may be sealed with the corporate seal. Every certificate of stock will state:

                  (a) The name of the corporation and the fact that the corporation is incorporated under the laws of the State of Oregon;

                  (b) The name of the registered holder of the shares represented by the certificate; and

                  (c) The number and class of the shares and the designation of the series, if any, represented by the certificate.

         6.2 Transfer. Subject to any legend appearing on the certificate, shares of stock may be transferred by delivery of the certificate, accompanied by either an assignment in writing on the back of the certificate or a separate written assignment and power of attorney to transfer the same, which in either event is signed by the record holder of the certificate. No transfer will be valid, except as between the parties to the transfer, until the transfer is made on the books of the corporation. Except as otherwise specifically provided in these bylaws, no shares of stock will be transferred on the books of the corporation until the outstanding certificate or certificates representing the transferred stock have been surrendered to the corporation accompanied by an assignment as above.

         6.3 Shareholders of Record. The corporation will be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact of those shares for all purposes, including the payment of dividends on and the right to vote the stock, unless provided otherwise by the board of directors.

         6.4 Loss or Destruction of Certificates. If any certificate of stock is lost or destroyed, another may be issued in its place on proof of loss or destruction and on the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

         6.5 Record Date and Transfer Books. For the purpose of determining shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, or in order to make a determination of shareholders for any other proper purpose, the board of directors will make in advance a record date for any such determination of shareholders. The record date in any case will not be more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If no record date is fixed for these purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case ma be, will be the record date for the determination of shareholders.

         6.6 Regulations. The board of directors will have the power and authority to make all rules and regulations it deems expedient concerning the issue, transfer, conversion, and registration of certificates for shares of stock of the corporation not inconsistent with these bylaws, the articles of incorporate, or the laws of the United States or the State of Oregon.

                                    SECTION 7
                                Books and Records

         7.1 Records of the Corporate Meetings and Share Register. The corporation will keep at either its principal place of business, its registered office, or another place permitted by law, as the board of directors may designate, (a) books and records of account and minutes or records of all of the proceedings of the board of directors, director committees, and shareholders, and (b) a record of shareholders, giving the name of the shareholders and showing their respective addresses and the number and class of shares held by each.

         7.2 Reliance of Records. Any person dealing with the corporation may rely on a copy of any of the records of the proceedings, resolutions, or votes of the board of directors, director committees, or shareholders when certified by the president, vice president, or secretary.

         7.3 Form of Records. All books and records may be kept on paper or in electronic or other format.

                                    SECTION 8
                                 Corporate Seal

                  The corporation may adopt, but will not be required to adopt, a corporate seal. If a seal is adopted, it will be circular and will include the name of the corporation and the words "corporate seal."

                                    SECTION 9
                                   Amendments

         9.1 Action by board. The board of directors may amend or repeal the bylaws unless:

                  (a) The articles of incorporation or the provisions of law reserve this power exclusively to the shareholders in whole or in part; or

                  (b) The shareholders in amending or adopting a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

         9.2 Amendment by Shareholders. The shareholders may amend or repeal the bylaws even though the bylaws may also be amended and repealed by its board of directors.

         9.3 Amendments to Shareholder Quorum Requirements. If expressly authorized by the articles of incorporation, the shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by law. The adoption or amendment of a bylaw that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or the quorum or voting requirement proposed to be adopted, whichever is greater. A bylaw that fixes a greater quorum or voting requirement for shareholders under this Section 9.3 may not be adopted, amended, or repealed by the board of directors.

         9.4 Amendments to board Quorum Requirements. A bylaw provision that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

                  (a) If the provision was originally adopted by the shareholders, only by the shareholders; or

                  (b) If the provision was originally adopted by the board of directors, either by the shareholders or by the board of directors.

         A bylaw provision adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

                                      -16-